UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 05, 2021
Federal Realty Investment Trust
(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Rose Avenue, Suite 200	North Bethesda,	Maryland	20852
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number including area code: 301/998-8100

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest	FRT	New York Stock Exchange
$.01 par value per share, with associated Common Share Purchase Rights

Depositary Shares, each representing 1/1000 of a share	FRT-C	New York Stock Exchange
of 5.00% Series C Cumulative Redeemable Preferred Stock, $.01 par value per share

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

☐	If an emerging growth company, indicate by checkmark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02. Results of Operations and Financial Condition.

    The following information is being furnished under Item 2.02-Results of Operations and Financial Condition. This information, including the exhibits attached hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, regardless of any general incorporation language in such filing.

    On May 5, 2021, Federal Realty Investment Trust issued supplemental data pertaining to its operations, as well as a press release, to report its financial results for the quarter ended March 31, 2021. The supplemental data and press release are furnished as Exhibit 99.1 hereto.

Item 9.01.     Financial Statements and Exhibits.

    (c)    Exhibits

    99.1     Supplemental information at March 31, 2021 (including press release dated May 5, 2021)

    104    Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date:	May 5, 2021	/s/ Daniel Guglielmone

Daniel Guglielmone
Executive Vice President-
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Supplemental Information at March 31, 2021

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL Document